Exhibit 99.1

Wireless Telecom Group INC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

FOURTH QUARTER AND YEAR-END 2022 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the quarter ended December 31, 2022:

●	Successful sale the CommAgility business on December 30, 2022 which raised approximately $12.2 million of net proceeds. Results of CommAgility are presented as discontinued operations.
●	Net revenues of $6.7 million, an increase of 14.3% compared to the same period last year
●	Gross Profit of $4.0 million, or 60.0% of net revenue, compared to $3.3 million, or 55.5% of revenue in the same period last year
●	Net income from continuing operations of $256,000, compared to a net loss from continuing operations of $250,000 for the same period last year
●	Net income from discontinued operations of $7.6 million, compared to net income from discontinued operations of $632,000 for the same period last year
●	Net income of $7.9 million, compared to net income of $382,000 for the same period last year
●	Non-GAAP Adjusted EBITDA of $590,000, compared to Non-GAAP Adjusted EBITDA loss of $207,000 for the same period last year

Highlights for the year ended December 31, 2022:

●	Successful sales of the Microlab and CommAgility businesses which together raised $35.3 million of net proceeds. Results of Microlab and CommAgility are presented as discontinued operations.
●	Results of our remaining segment, Test & Measurement, are presented as continuing operations, and all references in this release represent continuing operations unless otherwise noted.
●	Net revenues of $22.4 million, a decrease of 1.4% compared to the same period last year
●	Gross Profit of $12.8 million, or 57.4% of net revenue, a decrease of $132,000 compared to the same period last year
●	Net loss from continuing operations of $2.5 million, compared to a net loss from continuing operations of $692,000 for the same period last year
●	Net income from discontinued operations of $17.0 million, compared to net income from discontinued operations of $2.2 million for the same period last year
●	Net income of $14.6 million, compared to net income of $1.5 million for the same period last year
●	Non-GAAP Adjusted EBITDA of $705,000, compared to Non-GAAP Adjusted EBITDA of $110,000 for the same period last year

●	Cash balance of $20.7 million as of December 31, 2022, compared to a cash balance of $4.5 million as of December 31, 2021
●	Backlog at December 31, 2022, of $6.6 million, a $1.3 million, or 24% year-over-year increase

March 23, 2023

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) announced today results for the three months and twelve months ended December 31, 2022.

Tim Whelan, CEO of Wireless Telecom Group, Inc. stated, “We successfully executed upon our previously communicated strategic alternatives plan in 2022, closing on the sale of both our Microlab business and CommAgility business. We now have nearly $21 million of cash on our balance sheet, no debt or earn-out liabilities, and we believe we have successfully transitioned our business model to a focus on the single remaining segment, our Test & Measurement business.”

Mr. Whelan continued, “We are fully committed to our strategic alternative plan and unlocking shareholder value and we are in active discussions pursuing the completion of these activities. We enter 2023 with a position of strength as a streamlined business model, with the strongest balance sheet in our history. Our record capital position provides us with significant flexibility to conclude our strategic alternatives process while simultaneously investing in our technology roadmap and go-to-market strategy to drive revenue and profit growth. We do not expect to comment further or update the market with any additional information on the process unless and until our Board of Directors has approved a specific transaction or otherwise deems disclosure appropriate or necessary. There can be no assurance that the evaluation of strategic alternatives will result in any strategic alternative transaction, or any assurance as to its outcome or timing.”

Mr. Whelan concluded, “We are incredibly excited about the test and measurement market opportunity ahead and the traction we are seeing with our products in semiconductor testing, quantum computing and directed energy weapons applications. We enter 2023 with a significant increase in our backlog and a strong balance sheet and in the year ahead we expect to realize revenue growth, continued strong gross margins, reductions in operating expenses and positive cash flow from operations.”

Full Year 2022 Operating Results:

●	Net revenues decreased 1.4% from the prior year driven primarily by supply chain delays impacting our ability to ship additional backlog in the fourth quarter of 2022.
●	Gross profit margin increased from 57.2% to 57.4%, reflecting our disciplined pricing power and careful management of supply chain constraints and other inflationary pressures.
●	Backlog increased $1.3 million, to $6.6 million, a 24% year-over-year increase.
●	Operating expenses were $15.5 million in 2022 compared to $15.2 million in 2021 reflecting increases in stock compensation expense and non-recurring strategic alternatives expenses, offset by expense reductions in various administrative areas.
●	GAAP net income was $14.6 million compared to a net income of $1.5 million in the prior year due to gains recognized on the sales of Microlab and CommAgility.
●	Adjusted EBITDA was $705,000 compared to $110,000 in the prior year. Non-GAAP adjusted EBITDA is a metric the Company uses to measure our core operations. A reconciliation of non-GAAP adjusted EBITDA to GAAP net loss is provided later in this press release.

Cash Flow and Balance Sheet

●	Cash of $20.7 million at December 31, 2022, held in money market funds and bearing interest income at 3.75%.
●	Repayment and termination of both the Muzinich term loan and the Bank of America credit facility, resulting in zero debt on the balance sheet at December 31, 2022.
●	Payment of all acquisition related contingent liabilities, resulting in zero earn-out liabilities at December 31, 2022.

Contact

Michael Kandell

25 Eastmans Road

Parsippany, NJ 07054

Tel: (973) 386-9696

Fax: (973) 386-9191

www.wirelesstelecomgroup.com

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines Non-GAAP adjusted operating income/(loss) as GAAP operating income/(loss) excluding non-cash amortization expense of purchased intangible assets, non-recurring expenses associated with our strategic initiatives process, non-cash stock compensation expense, restructuring charges and changes in fair value of contingent consideration.

The Company defines Non-GAAP adjusted net income/(loss) from continuing operations as GAAP net income/(loss) from continuing operations excluding non-cash amortization expense of purchased intangible assets, non-recurring expenses associated with our strategic initiatives process, non-cash stock compensation expense, restructuring charges, changes in fair value of contingent consideration and gains or losses on extinguishment of debt.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, non-recurring expenses associated with our strategic alternatives activities, unrealized and realized foreign exchange gains and losses, non-recurring legal fees associated with arbitration, (gain)/loss on change in fair value of contingent consideration, gain/loss on extinguishment of debt and other non-recurring costs. A reconciliation of net income/(loss) to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company views Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Income/(Loss) and Non-GAAP Adjusted Net Income/(Loss) from Continuing Operations as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Non-GAAP measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash and non-recurring items, including items which do not directly correlate to our business operations.

The Company believes that Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Income/(Loss) and Non-GAAP Adjusted Net Income/(Loss) from Continuing Operations metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, include our expectations of revenue growth, continued strong gross margins, reductions in operating expenses and positive cash flow from operations. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the ongoing impact that the conflict in Ukraine and related sanctions have had and may continue to have on our business, supply chain, transportation costs, and our backlog; the impact inflation has had and is expected to continue to have on our business and the economy in general, our dependency on capital spending on wireless test equipment by our customers and end users; the impact of the loss of any significant customers; the ability of our management to successfully implement our evolving business plan; the impact of competitive products and pricing; our abilities to protect our intellectual property rights and our ability to manage risks related to our information technology and cyber security as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton, Holzworth, and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, and semiconductor industries, Wireless Telecom Group products enable innovation across existing and emerging wireless technologies. With a product portfolio including peak power meters, signal generators, phase noise analyzers, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group, Inc.’s website address is wirelesstelecomgroup.com.

Wireless Telecom Group INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31		December 31
	2022	2021	2022	2021
	(unaudited)
Net revenues	$6,739	$5,897	$22,367	$22,676

Cost of revenues	2,716	2,623	9,534	9,711

Gross profit	4,023	3,274	12,833	12,965

Operating expenses
Research and development	419	468	1,791	1,718
Sales and marketing	1,105	1,081	4,046	4,003
General and administrative	2,265	2,764	9,638	9,076
Loss on change in contingent consideration	-	(614)	-	386
Total operating expenses	3,789	3,699	15,475	15,183

Operating income/(loss)	234	(425)	(2,642)	(2,218)

(Loss)/gain on extinguishment of debt	-	-	(792)	2,045
Other income/(expense)	70	42	374	70
Interest income/(expense)	28	(196)	(130)	(1,143)

Income/(loss) before taxes	332	(579)	(3,190)	(1,246)
Tax provision/(benefit)	76	(329)	(731)	(554)
Net income/(loss) from continuing operations	$256	$(250)	$(2,459)	$(692)

Net income from discontinued operations, net of taxes	7,600	632	17,048	2,192
Net income/(loss)	$7,856	$382	$14,589	$1,500

Other comprehensive income/(loss):
Foreign currency translation adjustments	(10)	(6)	(771)	(70)
Comprehensive income/(loss)	$7,846	$(376)	$13,818	$1,430

Income/(loss) per share from continuing operations:
Basic	$0.01	$(0.01)	$(0.11)	$(0.03)
Diluted	$0.01	$(0.01)	$(0.11)	$(0.03)

Income per share from discontinued operations:
Basic	$0.36	$0.03	$0.79	$0.10
Diluted	$0.34	$0.03	$0.76	$0.09

Income/(loss) per share:
Basic	$0.37	$0.02	$0.68	$0.07
Diluted	$0.35	$0.02	$0.65	$0.06

Weighted average shares outstanding:
Basic	21,156	22,494	21,702	22,050
Diluted	22,049	24,858	22,540	24,297

CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	December 31 2022	December 31 2021
CURRENT ASSETS
Cash & cash equivalents	$20,707	$4,472
Accounts receivable - net of reserves of $100 and $91, respectively	4,762	2,044
Inventories - net of reserves of $499 and $468, respectively	5,087	4,439
Prepaid expenses and other current assets	1,685	394
Current assets of discontinued operations	-	9,176
TOTAL CURRENT ASSETS	32,241	20,525

PROPERTY PLANT AND EQUIPMENT - NET	467	469

OTHER ASSETS
Goodwill	6,000	6,000
Acquired intangible assets, net	2,588	3,161
Deferred income taxes	2,913	2,407
Right of use assets	579	1,146
Other assets	185	284
Non current assets of discontinued operations	-	10,359
TOTAL OTHER ASSETS	12,265	23,357

TOTAL ASSETS	$44,973	$44,351

CURRENT LIABILITIES
Short term debt	$-	$84
Accounts payable	480	644
Short term leases	251	585
Accrued expenses and other current liabilities	2,693	5,836
Deferred revenue	123	24
Current liabilities of discontinued operations	-	4,296
TOTAL CURRENT LIABILITIES	3,547	11,469

LONG TERM LIABILITIES
Long term debt	-	3,300
Long term leases	364	615
Other long term liabilities	24	52
Non current liabilities of discontinued operations	-	295
TOTAL LONG TERM LIABILITIES	388	4,262

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common stock, $.01 par value, 75,000,000 shares authorized 36,440,636 and 35,915,636 shares issued, 21,438,571 and 22,666,074 shares outstanding	365	359
Additional paid in capital	52,764	51,555
Retained earnings	15,143	554
Treasury stock at cost, 15,002,065 and 13,249,562 shares	(27,234)	(24,619)
Accumulated other comprehensive income	-	771
TOTAL SHAREHOLDERS’ EQUITY	41,038	28,620

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$44,973	$44,351

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Twelve Months
	Ended December 31
	2022	2021
CASH FLOWS (USED)/PROVIDED BY OPERATING ACTIVITIES
Net income	$14,589	$1,500
Adjustments to reconcile net income to net cash (used)/provided by operating activities:
Depreciation and amortization	1,397	2,152
Loss/(Gain) on extinguishment of debt	792	(2,045)
(Gain) on sale of Microlab and CommAgility	(22,834)	-
Goodwill and intangibles impairment	-	258
Amortization of debt issuance fees	55	335
Share-based compensation expense	1,018	316
Deferred rent	(30)	(30)
Deferred income taxes	2,666	(26)
Provision for doubtful accounts	9	78
Inventory reserves	62	141
Changes in assets and liabilities:
Accounts receivable	(3,060)	150
Inventories	(845)	(427)
Prepaid expenses and other assets	(1,042)	976
Accounts payable	(193)	770
Deferred revenue	(160)	(515)
Accrued expenses and other liabilities	(2,078)	925
Net cash (used)/provided by operating activities	(9,654)	4,558

CASH FLOWS PROVIDED/(USED) BY INVESTING ACTIVITIES
Capital expenditures	(722)	(524)
Acquisition of business, net of cash acquired	(250)	(200)
Divestiture of Microlab, net	23,069	-
Divestiture of CommAgility, net	12,205	-
Net cash provided/(used) by investing activities	34,302	(724)

CASH FLOWS USED BY FINANCING ACTIVITIES
Term loan borrowings	-	345
Term loan repayments	(4,415)	(4,212)
Acquisition of treasury stock	(2,525)	-
Payment of contingent consideration	(1,388)	(1,052)
Proceeds from exercise of stock options	197	208
Tax withholding payments for vested equity awards	(90)	(63)
ATM share sold	-	563
Net cash (used) by financing activities	(8,221)	(4,211)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(192)	(61)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	16,235	(438)

Cash and Cash Equivalents, at Beginning of Period	4,472	4,910

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$20,707	$4,472

SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest	$122	$810
Cash paid during the period for income taxes	$988	$187

RECONCILIATION OF NON GAAP MEASURES

(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	Unaudited		Unaudited
	2022	2021	2022	2021
Net Income/(loss) from continuing operations	$256	$(250)	$(2,459)	$(692)
Tax Provision/(Benefit)	76	(329)	(731)	(554)
Depreciation and amortization expense	243	237	1,037	913
Interest (income)/expense	(28)	196	130	1,143
Non-GAAP EBITDA	547	(146)	(2,023)	810
Stock compensation expense	68	15	1,018	316
Non recurring strategic alternatives expenses	(78)	539	837	654
Restructuring Costs	33	-	33	25
Change in Fair Value of Contingent Consideration	-	(614)	-	386
FX (Gain)/Loss	20	(1)	(52)	(40)
Loss/(Gain) on Extinguishment of Debt	-	-	792	(2,045)
Non recurring HR costs	-	-	100	-
Non Recurring Arbitration Legal Costs	-	-	-	4
Non-GAAP Adjusted EBITDA	$590	$(207)	$705	$110

GAAP Operating Income/(Loss), as reported	$234	$(425)	$(2,642)	$(2,218)
Adjustments:
Amortization of acquired intangible assets	143	143	573	573
Non recurring strategic alternatives expenses	(78)	539	837	654
Stock Compensation Expense	68	15	1,018	316
Restructuring costs and contingent consideration	33	(614)	33	411
Total Adjustments to operating income/(loss)	166	83	2,461	1,954
Non-GAAP Adjusted Operating Income/(Loss)	$400	$(342)	$(181)	$(264)

Net Income/(loss) from continuing operations, as reported	$256	$(250)	$(2,459)	$(692)
Adjustments:
Total pretax adjustments to operating income/(loss)	166	83	2,461	1,954
Loss/(Gain) on Extinguishment of Debt	-	-	792	(2,045)
Total Adjustments to Net income/(loss) from continuing operations	166	83	3,253	(91)
Tax effects of adjustments	38	47	745	(40)
Non-GAAP Adjusted Net Income/(loss) from continuing operations	$384	$(214)	$49	$(743)

Income/(Loss) per share from continuing operations:
Basic EPS, as reported	$0.01	$(0.01)	$(0.11)	$(0.03)
Diluted EPS, as reported	$0.01	$(0.01)	$(0.11)	$(0.03)

Non-GAAP Adjusted Basic EPS	$0.02	$(0.01)	$0.00	$(0.03)
Non-GAAP Adjusted Diluted EPS	$0.02	$(0.01)	$0.00	$(0.03)

Basic Shares	21,156	22,494	21,702	22,050
Diluted Shares	22,049	24,858	22,540	24,297